EX-28.h.3.d

EXHIBIT A

to the Expense Limitation Agreement between

NATIONWIDE VARIABLE INSURANCE TRUST

and

NATIONWIDE FUND ADVISORS

Effective May 1, 2007

Amended June 13, 2019*†

Name of Fund		Expense Limitation for Fund	Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT S&P 500 Index Fund	Class I Class II Class IV Class Y	0.21% 0.21% 0.21% 0.21%	See (1) Below
NVIT Small Cap Index Fund	Class II Class Y	0.28% 0.28%	See (1) Below
NVIT Mid Cap Index Fund	Class I Class II Class Y	0.30% 0.30% 0.30%	See (1) Below
NVIT International Index Fund	Class I Class II Class VIII Class Y	0.34% 0.34% 0.34% 0.34%	See (1) Below
NVIT Bond Index Fund	Class I Class II Class Y	0.29% 0.29% 0.29%	See (1) Below
NVIT Emerging Markets Fund	Class I Class II Class D Class Y	1.20% 1.20% 1.20% 1.20%	See (2) Below
NVIT Multi-Manager Large Cap Growth Fund	Class I Class II Class Y	0.75% 0.75% 0.75%	See (2) Below

Name of Fund		Expense Limitation for Fund	Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT Multi-Manager Mid Cap Growth Fund	Class I Class II Class Y	0.82% 0.82% 0.82%	See (2) Below
NVIT Multi-Manager International Growth Fund	Class I Class II Class Y	0.96% 0.96% 0.96%	See (2) Below
NVIT Core Plus Bond Fund	Class I Class II Class Y Class P	0.55% 0.55% 0.55% 0.55%	See (2) Below
Federated NVIT High Income Bond Fund	Class I	0.76%	See (2) Below
Neuberger Berman NVIT Socially Responsible Fund	Class I Class II Class Y	0.78% 0.78% 0.78%	See (2) Below
NVIT Cardinal Conservative Fund	Class I Class II	0.25% 0.25%	See (2) Below
NVIT Cardinal Moderately Conservative Fund	Class I Class II	0.25% 0.25%	See (2) Below
NVIT Cardinal Balanced Fund	Class I Class II	0.25% 0.25%	See (2) Below
NVIT Cardinal Moderate Fund	Class I Class II	0.25% 0.25%	See (2) Below
NVIT Cardinal Capital Appreciation Fund	Class I Class II	0.25% 0.25%	See (2) Below
NVIT Cardinal Moderately Aggressive Fund	Class I Class II	0.25% 0.25%	See (2) Below
NVIT Cardinal Aggressive Fund	Class I Class II	0.28% 0.28%	See (2) Below
NVIT Multi-Manager Mid Cap Value Fund	Class I Class II Class Y	0.81% 0.81% 0.81%	See (2) Below

Name of Fund		Expense Limitation for Fund	Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT Multi-Manager Large Cap Value Fund	Class I Class II Class Y	0.77% 0.77% 0.77%	See (2) Below
NVIT Dynamic US Growth Fund (formerly, NVIT Large Cap Growth Fund)	Class I Class II Class Y Class P	0.65% 0.90% 0.50% 0.75%	None
American Century NVIT Multi Cap Value Fund	Class I Class II Class Y	0.92% 1.09% 0.67%	None
Templeton NVIT International Value Fund	Class I Class II Class Y	0.87% 0.87% 0.87%	See (2) Below
NVIT Investor Destinations Capital Appreciation Fund	Class II Class P	0.28% 0.28%	See (2) Below
NVIT Investor Destinations Balanced Fund	Class II Class P	0.28% 0.28%	See (2) Below
Amundi NVIT Multi Sector Bond Fund (formerly, NVIT Multi Sector Bond Fund)	Class I	0.78%	See (2) Below
NVIT Multi-Manager Small Cap Growth Fund	Class I Class II Class Y	1.08% 1.08% 1.08%	See (2) Below
NVIT DFA Moderate Fund	Class II Class P	0.24% 0.24%	See (2) Below
NVIT DFA Capital Appreciation Fund	Class II Class P	0.24% 0.24%	See (2) Below
NVIT Cardinal Managed Growth Fund	Class I Class II	0.07% 0.07%	See (2) Below
NVIT Cardinal Managed Growth & Income Fund	Class I Class II	0.10% 0.10%	See (2) Below
NVIT Investor Destinations Managed Growth Fund	Class I Class II	0.16% 0.16%	See (2) Below

Name of Fund		Expense Limitation for Fund	Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT Investor Destinations Managed Growth & Income Fund	Class I Class II	0.15% 0.15%	See (2) Below
NVIT Managed American Funds Asset Allocation Fund	Class II	0.23%	See (2) Below
NVIT Managed American Funds Growth-Income Fund	Class II	0.22%	See (2) Below
BlackRock NVIT Equity Dividend Fund	Class I Class II Class IV Class Y	0.65% 0.65% 0.65% 0.65%	See (2) Below
DoubleLine NVIT Total Return Tactical Fund	Class I Class II Class Y	0.58% 0.58% 0.58%	See (2) Below
NVIT iShares® Fixed Income ETF Fund	Class II Class Y	0.17%	See (2) Below
NVIT iShares® Global Equity ETF Fund	Class II Class Y	0.17%	See (2) Below
NVIT J.P. Morgan MozaicSM Multi-Asset Fund††	Class II Class Y	0.43%	See (2) Below
NVIT J.P. Morgan Disciplined Equity Fund††	Class II Class Y	0.44%	See (2) Below

(1)

Interest, taxes, brokerage commissions, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary[1] expenses not incurred in the ordinary course of the Fund’s business.

(2)

Interest, taxes, brokerage commissions and other costs incurred in connection with the purchase and sale of portfolio securities, acquired fund fees and expenses, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, expenses incurred by the Fund in connection with any merger or reorganization and other non-routine expenses not incurred in the ordinary course of the Fund’s business.

[1]	non-routine
*	As approved by the Board of Trustees at its meeting held on June 11-12, 2019.
†	Effective through April 30, 2020.
††	Effective through April 30, 2021.

IN WITNESS WHEREOF, the parties have caused this Amended Exhibit A to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

NATIONWIDE VARIABLE INSURANCE TRUST

By: /s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President

NATIONWIDE FUND ADVISORS

By: /s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President